EXHIBIT 99.1

TechCare and Natur Holdings Agree to Merge, Creating a High-Tech Healthcare and
Wellness Consumer Products Leader

Combination Capitalizes on the Strengths of Each, Expanding Addressable Markets and
Reaching a Broader Base of Global Consumers;

ROSH HA’AIN, Israel, August 28, 2017 /PRNewswire/ — TechCare Corp. (OTCQB: TECR) (“TechCare”), a technology company with a revolutionary delivery platform that uses vapor technology for natural health and beauty treatments, and Natur Holdings B.V. (“Natur”), Europe’s first high-tech, health company revolutionizing natural juices and snacks consumption, today announced the signing of a Memorandum of Understanding (MOU) to combine the operations of the two companies in an all-stock transaction to create a high-tech healthcare, wellness, healthy food and beauty consumer products leader.

The transaction brings together two proven innovators in the health and beauty industries, combining the state-of-the art delivery platform and patented medical devices of TechCare with the 100% natural juice and snack products and robust sales and marketing strength of Natur to create a dynamic consumer products company focused on health, wellness and beauty from both the inside and the outside. The combined company will offer the complete product portfolio as currently branded, reaching consumers around the world.

“This compelling combination brings together two innovators with complementary products to construct a more holistic consumer products portfolio with global reach,” stated Shlomi Arbel, who will serve as TechCare’s Chief Executive Officer. “Together, we have the opportunity to leverage innovative technology platforms to expand the selling opportunities within our disparate customer bases. By leveraging our innovative delivery platform and Natur’s highly successful sales and marketing channels, we will be able to offer a broader range of health, wellness and beauty products to consumers who are increasingly looking for products that support a healthy lifestyle. “The management teams of both businesses saw an immediate fit at the strategic, financial and operational levels of the two businesses. Moreover, our operations are completely complimentary, as are the strategic imperatives that drive the businesses; it’s a great match. We are combining the forces of two innovative, pioneering businesses both on the cusp of mass rollout and sales, two formidable management teams and a converged strategic vision that will challenge the existing status quo, create huge value for all of our stakeholders; customers, employees, partners and shareholders.”

Laurence Alexander, UK Chief Executive Officer of Natur, who will serve as TechCare’s European Chief Executive Officer commented, “This transaction will allow us to offer a wider range of health and beauty products to our customers through sales and distribution channels that underpinned by a unique and effective technology platform. We look forward to bringing together our operations, competencies and complementary products to position the combined company at the forefront of the health, wellness and beauty consumer markets.”

Transaction Terms

Under the terms of the MOU, TechCare will acquire the assets, operations, and activities of Natur in return for the issuance of TechCare common stock, representing 50% of the issued and outstanding common stock, on a fully diluted basis, immediately following their issuance The companies expect to execute a definitive agreement in an all-stock transaction within the next 30 days.

The business combination is subject to the negotiation and execution of a definitive agreement to be approved by Boards of both TechCare and Natur, as well as other customary and regulatory closing conditions.

There can be no assurance that the definitive agreement will be executed (in similar terms of others) or that this or any other transaction will be approved or consummated.

Board of Directors and Management

In connection with the transaction the Board of Directors of TechCare will be comprised of six directors, three of whom shall be nominated by the primary stockholders of Natur and three of whom shall be nominated by the primary stockholders of TechCare.

●	Mr. Zvi Yemini, TechCare’s Chairman of the Board and Chief Executive Officer prior to the transaction, will serve as Chairman of the Board.
●	Nina Storms, Co-Founder of Natur, will join TechCare as a member of the Board.
●	Mr. Shlomi Arbel, will serve as TechCare’s Chief Executive Officer
●	Mr. Laurence Alexander, UK Chief Executive Officer of Natur, will serve as TechCare’s European Chief Executive Officer.
●	Ellen Berkers will serve as TechCare’s CFO.
●	Michel vd Bergh, Co-Founder of Natur, will serve as TechCare’s Chief Commercial Officer.
Tabe Ydo, Co-Founder of Natur, will serve as TechCare’s Chief Marketing Officer.

About TechCare.

TechCare is a technology company engaged in the design, development and commercialization of an innovative delivery platform utilizing vaporization of various natural, plant-based compounds, to enable a wide variety of treatment solutions. Inspired by simple, natural treatments that have been used for generations. TechCare’s renowned scientists combine traditional wisdom with innovative, proprietary technology and years of research to create solutions that answer the needs of today’s consumers.

Scheduled for commercial launch in Q4/2017, Novokid is a revolutionary anti-lice home treatment device that eliminates lice, super lice and eggs with a simple 10-minute treatment with no rinsing or washing required.

Novokid is 100% natural and pesticide free, scientifically proven, CE approved and FDA pending.

Scheduled for commercial launch in Q1/2018, Shine, a haircare treatment device, developed with industry experts, rejuvenates hair by returning its natural health, shine, body and luster by cleansing the hair, the scalp, and removing residues left over from hairdye, chemical-based haircare products and pollution.

Additional products utilizing TechCare’s delivery platform, are in development and slated for launch in 2018-9. Those include a dermatology treatment device and a pests control solution.

About Natur

Natur is Europe’s first hi-tech healthy food company revolutionizing natural juices and snacks consumption. Natur offers 100% natural juices and snacks without any additives or GMOs in the premium branded segment, a growing market with consumers focusing increasingly on healthier grab-n-go consumption of snacks. Natur’s products are sold and marketed through its captive online direct sales platform, its own stores and through leading retail and foodservice partners. On the back of novel production techniques, such as cold-pressed, HPP and Super-NFC, the company offers juices with a shelf life of 40 days up to 6 months and significantly more competitive on all fronts, including taste, quality, ingredients, safety and price level, than competing juices around the globe.

Natur is currently introducing a Super-NFC (not from concentrate) line under the comprehensive “Natur” brand, allowing for ambient transportation up to four weeks and chilled serving, with similar quality and even longer shelf life than the Naturalicious juices, there with opening the global export markets. The Company has forged a strategic partnership with its key shareholder AMC, a global leader of private label juice (with annual revenues exceeding $1.2B), which owns and controls its entire production and supply chain, allowing us to offer a truly holistic ‘farm to fridge’ commitment. This partnership further provides us with a year-round supply of the best inputs, at cost pricing, and guaranteed perpetual production of our products in its state-of-the-art production facilities, simultaneously enabling the Company to grow fast without jeopardizing the highest possible standards. AMC Innova’s more than 150 scientists and innovation facilities are readily available for us to continuously invent, test and experiment with new flavors and combinations allowing us to stay ahead of the herd in an ever-changing consumer environment.

Natur’s high-tech, in-house platform is based on a proprietary algorithm which allows Naturalicious to grow its consumer database by offering personalized advice & nutrition via subscriptions for individual use or professional solutions (e.g. office locations), locking end consumers in and reducing dependency on the traditional offline channels. Natur’s fast growing cross-channel presence has been created on the back of (i) online juices & snacks subscriptions, (ii) strong distribution partners such as Vrumona (Heineken), (iii) high-end retailers such as Marqt, Albert Heijnand Jumbo and (iv) foodservice clients such as leading airline caterer Gate Gourmet, together with which Naturalicious will serve the airlines. Natur is committed to reach the happy crowd rather than the happy few with startling yet healthy snack products to be consumed on-the-go, at home or while at work.

Notice Regarding Forward-Looking Statements

This communication does not constitute an offer to purchase or exchange or the solicitation of an offer to sell or exchange any securities of the Company. This communication contains certain statements that are neither reported financial results nor other historical information and other statements concerning the Company.

These statements include financial projections and estimates and their underlying assumptions, statements regarding plans, objectives and expectations with respect to future operations, events, products and services and future performance. Forward-looking statements are generally identified by the words “will”, “expects”, “anticipates”, “believes”, “intends”, “estimates”, “target”, and similar expressions. These and other information and statements contained in this communication constitute forward-looking statements for purposes of applicable securities laws.

Although management of the Company believes that the expectations reflected in the forward looking statements are reasonable, investors and security holders are cautioned that forward looking information and statements are subject to various risks and uncertainties, many of which are difficult to predict and generally beyond the control of the Company, that could cause actual results and developments to differ materially from those expressed in, or implied or projected by the forward-looking information and statements, and the Company cannot guarantee future results, levels of activity, performance or achievements. Factors that could cause actual results to differ materially from those estimated by the forward-looking statements contained in this communication include, but are not limited to: the ability of each of the companies to successfully finalize the negotiations between the parties, execute the definitive agreement and satisfy the closing conditions and consummate the transaction; the risk that the businesses may not be integrated successfully; the risk that the transaction may involve unexpected costs or unexpected liabilities; the risk that synergies from the transaction may not be fully realized or may take longer to realize than expected; the risk that disruptions from the transaction make it more difficult to maintain relationships with customers, employees; trends in target markets; the Company’s ability to develop new technology and products; effects of competition in the Company’s main markets; challenges to or loss of intellectual property rights; ability to establish and maintain strategic relationships in its major businesses; profitability of the growth strategy; and changes in global, political, economic, business, competitive, market and regulatory forces. Moreover, neither the Company nor any other person assumes responsibility for the accuracy and completeness of such forward-looking statements. The forward-looking statements contained in this communication speak only as of the date of this communication and the Company or its representatives are under no duty, and do not undertake, to update any of the forward-looking statements after this date to conform such statements to actual results, to reflect the occurrence of anticipated results or otherwise except as otherwise required by applicable law or regulations.

Investor Relations

Brett Maas
Managing Partner
Hayden IR
Tel (646) 536-7331
brett@haydenir.com